Global Controlled Environment Agriculture Market (CEA) Expected To Reach $172 Billion In 2025

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Oct 27, 2021, 09:00 ET

PALM BEACH, Fla., Oct. 27, 2021 /PRNewswire/ -- The world's population is expected to grow to almost 10 billion by 2050. It is becoming increasingly difficult to satisfy the rising global demand for food in a sustainable manner. Due to this, in order to meet the food demand of an increasing population, the government and farmers are adopting more advanced farming techniques such as Hydroponics, Aeroponics, Aquaponics, soiled based and other hybrid methods. The farmers are majorly growing leafy greens, tomatoes, cannabis, flowers, microgreens, strawberries, herbs, cucumbers, peppers, mushrooms, onions, leeks, hops, figs, sweet corn, eggplant, fish, insects, carrots, and shrimp. This rising popularity of controlled environmental agriculture techniques is resulting in an increase in the number of small and large indoor farms across the globe and these farms are also encouraging the consumption of other supplies such as nutrients, growing media, and others. Today, 55% of the world's population lives in urban areas, a proportion that is expected to increase to 68% by 2050. Yet, the population living in urban areas are demanding locally grown foods such as fruits, vegetables, meat, etc. Controlled Environment Agriculture (CEA) producers across the globe are setting up their production centers near to urban consumers to take advantage of this trend due to their proximity to urban centers. Other advantages of CEA such as the requirement of less time and expense in the transportation of crop products and better product quality are also expected to strengthen the growth of global controlled environment agriculture market in upcoming years. Active Companies in the markets today include **AgriFORCE Growing Systems Ltd.** (NASDAQ: AGRI), **Raven Industries, Inc.** (NASDAQ: RAVN), **AGCO** (NYSE: AGCO), **Trimble** (NASDAQ: TRMB), **Deere & Company** (NYSE: DE).

A report from KD Market Insights said that Global controlled environment agriculture market is projected to grow from USD 74,499.7 Million in 2020 and is estimated to reach USD 172,164.64 Million in 2025, registering a compound annual growth rate (CAGR) of 18.7% between 2020 and 2025. The report added: "Europe controlled environment agriculture market reached USD 32,150.0 Million in 2019 and is expected

to witness a CAGR of 16.4% over the forecast period. In addition to this, Europe controlled environment agriculture market value is projected to witness a Y-O-Y growth of 18.1% in 2025 as compared to previous years. Europe controlled environment agriculture market represented a market share of 49.3% in 2019 and is likely to account for a notable market share by the end of 2025."

AgriFORCE Growing Systems Ltd. (NASDAQ: AGRI**) BREAKING NEWS**: **AgriFORCE Growing Systems Announces Binding LOI to Acquire a Leading European Agriculture/Horticulture and AgTech Consulting Firm, with Global Operations and 2020 Annual Revenues of US$26 million and EBITDA of US$3 million (IFRS Based) -** AgriFORCE Growing Systems Ltd. ("the Company"), an IP-focused AgTech company dedicated to advancing sustainable cultivation and crop processing across multiple platforms, has entered into a binding letter of intent to acquire a leading AgTech European consultancy focused on driving agricultural optimization, innovation, solutions and operational expertise in the agriculture and horticulture and Controlled Environment Agriculture (CEA) sectors.

With global operations and over 200 employees, this AgTech consultancy achieved 2020 annual consulting audited revenues of over US$26 million and EBITDA of US$3 million (IFRS based), and it expects to end the year 2021 with revenues of US$28 million (as estimated by the target's management and subject to due diligence).

The binding LOI is subject to completion of standard due diligence and entry into a definitive purchase agreement within 45 days, which shall include commercially standard terms and conditions, including, but not limited to, representations and warranties, covenants, events of default and conditions to closing.

The purchase price by AgriFORCE is estimated to be in the range of US$29 million with a mix of cash and stock, with all stock issued in private placement transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933.

Ingo Mueller, CEO of AgriFORCE Growing Systems, commented: "This acquisition is an alliance of our complementary expertise and shared values. Both AgriFORCE and this leading European AgTech consultancy are dedicated to making positive change in the lives of farmers and consumers. This is an unprecedented opportunity for exceptional innovation and through our synergies, expanded growth in both North America and Europe for both organizations." He added: "We look forward to a robust collaboration around IP development and implementation that will support farmers all around the world in improving all aspects of agriculture – from seed to table."

Troy McClellan, President of AgriFORCE Solutions, added: "This is a key step for AgriFORCE to drive a strategic integration approach of crops, operations, facilities, systems and environment in the development of IP that improves controlled-environment agriculture (CEA), and field agriculture, including plant yields,

nutrition, taste and pureness of quality. Our goal is to address some of the biggest challenges and legacy issues in these key critical sectors and in the continual pursuit of clean, green, better crops and plant-based products and ingredients." ***CONTINUED.*** **Read this full release for AgriFORCE Growing Systems at:** https://ir.agriforcegs.com/.

Other recent developments in the markets include:

Raven Industries, Inc. (NASDAQ:RAVN) announced recently that Raven Aerostar, the world leader in high altitude lighter-than-air technology, has acquired intellectual property (IP) and patents from Loon, LLC (formerly known as Project Loon), a subsidiary of Alphabet Inc. and the developer of an autonomous constellation of high-altitude balloons for communications. In January, Alaphabet announced the wind down of Loon. The 176 assetts acquired by Raven are directly related to stratospheric balloon technology, including balloon navigation, launching operations and balloon manufacturing.

Raven Aerostar continues to deliver key capabilities, including remote sensing, long-range communications, and scientific research.

"For the past nine years, Raven partnered with Loon on the development of this unique technology. Loon launched and navigated thousands of balloon platforms to help serve its mission. In parallel, we leveraged the Loon partnership and our 60 year history of balloon expertise to design and build our Thunderhead stratospheric polatform," said Jim Nelson, Division Manager of Raven Aerostar. "Having the technology under one house is exceptionally valuable, especially as demand for our solutions continue to increase."

AGCO (NYSE:AGCO) recently announced that its Board of Directors recently declared a regular quarterly dividend of $0.20 per common share to be paid on December 15, 2021 to all stockholders of record as of the close of business November 15, 2021.

AGCO is a global leader in the design, manufacture and distribution of agricultural machinery and precision ag technology. AGCO delivers customer value through its differentiated brand portfolio including core brands like Challenger, Fendt, GSI, Massey Ferguson and Valtra. Powered by Fuse® smart farming solutions, AGCO's full line of equipment and services helps farmers sustainably feed our world. Founded in 1990 and headquartered in Duluth, Georgia, USA, AGCO had net sales of approximately $9.1 billion in 2020.

Trimble (NASDAQ: TRMB) recently announced the expansion of its mixed-reality offerings with the addition of the Trimble® Connect® AR app. Connect AR is an augmented reality app that gives building construction workers even greater accessibility to 3D models in the field. The app runs on Android and iOS tablets and

smartphones. With Connect AR, users can leverage augmented reality, field-oriented construction workflows and constructible 3D models from different sources to transform daily work such as assembly and inspections.

Connect AR is an extension of the Trimble Connect for Mobile app. It integrates with Trimble Connect and the Trimble mixed-reality portfolio, making teams more collaborative, and enabling workers in the field to get more value from constructible 3D models. Trimble Connect is a powerful cloud-based collaboration platform that empowers teams involved in the design, construction and operation of buildings.

Deere & Company (NYSE: DE) has recently signed a definitive agreement to acquire Bear Flag Robotics for $250 million USD. Founded in 2017, the Silicon Valley-based startup develops autonomous driving technology compatible with existing machines. The deal accelerates the development and delivery of automation and autonomy on the farm and supports John Deere's long-term strategy to create smarter machines with advanced technology to support individual customer needs.

"Deere views autonomy as an important step forward in enabling farmers to leverage their resources strategically to feed the world and create more sustainable and profitable operations," said Jahmy Hindman, Chief Technology Officer at John Deere. "Bear Flag's team of talented agriculture professionals, engineers and technologists have a proven ability to deliver advanced technology solutions to market. Joining that expertise and experience with Deere's expertise in autonomy, along with our world-class dealer channel, will accelerate the delivery of solutions to farmers that address the immense challenge of feeding a growing world."

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